By-Laws
Page 1
                                     BYLAWS
                                       OF
                              WOODHAVEN HOMES, INC.

         Preamble. This is a Corporation organized and operated under the applicable laws of the State of Texas, including the Texas Business Corporation Act and the Texas Miscellaneous Corporation Act.

                                                             ARTICLE I.  OFFICES
         Section 1.01.    Registered Office and Agent.
         The registered office of the Corporation shall be at 2501 Oaklawn, Suite 550, Dallas, Texas 75219. The name of the registered agent at such address is RICHARD LAXTON.
         Section 1.02.    Other Offices.
         The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

                            ARTICLE II. SHAREHOLDERS
         Section 2.01.     Common Shares.
         The Corporation is authorized to issue Common Shares. The total number of Common shares which the Corporation is authorized to issue is Twenty Million (20,000,000) shares with $.01 par value.

     Section 2.02.
     Voting Rights to Common, Cumulative Voting Prohibited, Common Stock Shall Have No Liquidation Preference.

     The holders of the Common shares shall have the voting rights and powers, including the right to notice of shareholder's meetings. Directors shall be elected by majority vote. Cumulative voting shall not be permitted. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of Common shares shall not be paid until the holders of any Serial Preferred shares have been paid in full the amounts to which they shall be entitled.

Section 2.03.   Serial Preferred Shares.
         The   Corporation   is   authorized  to  issue  three
million  (3,000,000)  shares of Serial  Preferred Stock, par value of one Dollar
($1.00) per share. The Serial Preferred Stock may be issued in one or more series, from time to time, at the discretion of the Board of Directors without the necessity of stockholder approval, with each such series to consist of such number of shares and to have such voting powers (whether full or limited, or no voting powers or more than one vote per share) and such designations, powers, preferences and relative, participating optional, redemption, conversion, exchange or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors and the Board of Directors is hereby expressly vested with the authority, to the full extent now or hereafter provided by law, to adopt any such resolution or resolutions. Each share of any series of Serial Preferred Stock shall be identical with all other shares of such series, except as to the date from which dividends, if any, shall accrue. The Board of Directors shall have the power and authority at any time and from time to time without the necessity of stockholders approval to issue, sell, or otherwise dispose of any authorized and unissued shares of any class of stock of the Corporation to such persons or parties, including the holders of any class of stock, for such consideration (not less than the par value thereof) and upon such terms and conditions as the Board of Directors in its discretion may deem for the best interests of the Corporation. This Article II can be amended only by the affirmative vote or concurrence of at least 66 2/3 percent of the vote the Board of Directors.
                  Section 2.04.     Pre-emptive Rights.
     No  shareholder  or  other  person  shall  have  any   pre-emptive   rights
whatsoever.

 .                 Section 2.05.     Time and Place of Meetings
     Meetings of the shareholders shall be held at such time and at such place, within or without the State of Texas, as shall be determined by the Board of Directors.

        Section 2.06.     Annual Meetings
     Annual meetings of shareholders shall be held on such date and at such time as shall be determined by the board of directors. At each annual meeting the shareholders shall elect a board of directors and transact such other business as may properly be Brought before the meeting.
 .
     Section 2.07.     Special Meetings
     Special meetings of the shareholders may be called at any time by the chief executive officer, president or the board of directors, and shall be called by the chief executive officer, president or the secretary at the request in writing of the holders of not less than 10% of the voting power represented by all the shares issued, outstanding and entitled to be voted at the proposed special meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.
 .
     Section 2.08.     Notice
         Written or printed notice stating the place, day and hour of any shareholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the chief executive officer, president, secretary or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the united states mail, postage prepaid, addressed to the shareholder at his address as it appears on the share transfer records of the corporation.

     Section 2.09. Closing of Share Transfer Records and Fixing Record Dates for . Matters Other than Consents to Action

     For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any distribution or share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, 60 days. If the share transfer records shall be closed for the purpose of determining shareholders, such records shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in the case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.

     Section 2.10. Fixing Record . es for Consents to Action
         Unless a record date shall have previously been fixed or determined pursuant to this section 2.10, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the board of directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors and the prior action of the board of directors is not required by the Texas business corporation act (herein called the "act"), the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the records in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the president or the chief executive officer of the corporation. If no record date shall have been fixed by the board of directors and prior action of the board of directors is required by the act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts a resolution taking such prior action.

Section 2.11. List of . reholders
         The officer or agent of the corporation having charge of the share transfer records for shares of the corporation shall make, at least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of voting shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during the usual business hours of the corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting. . Section

2.12. Quorum
         A quorum shall be present at a meeting of shareholders if the holders of shares having a majority of the voting power represented by all issued and outstanding shares entitled to vote at the meeting are present in person or represented by proxy at such meeting, unless otherwise provided by the articles of incorporation in accordance with the act. Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may properly be brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. If, however, a quorum shall not be present at any meeting of shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting, without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting), until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at such meeting until a quorum shall be present. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. . Section 2.13. Voting
                           When a  quorum  is  present  at any
meeting, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy at such meeting, shall decide any matter brought before such meeting, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Act, and shall be the act of the shareholders, unless otherwise provided by the Articles of Incorporation, these Bylaws or by resolution of the Board of Directors in accordance with the Act.
         Unless otherwise provided in the articles of incorporation or these bylaws in accordance with the act, directors of the corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.
         At every meeting of the shareholders, each shareholder shall be entitled to such number of votes, in person or by proxy, for each share having voting power held by such shareholder, as is specified in the articles of incorporation (including the resolution of the board of directors (or a committee thereof) creating such shares), except to the extent that the voting rights of the shares of any class or series are limited or denied by the articles of incorporation. At each election of directors, every shareholder shall be entitled to cast, in person or by proxy, the number of votes to which the shares owned by him are entitled for as many persons as there are directors to be elected and for whose election he has a right to vote. Cumulative voting is prohibited by the articles of incorporation. Every proxy shall be in writing and be executed by the shareholder. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for the purposes of this section 2.13. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless (i) the proxy form conspicuously states that the proxy is irrevocable, and (ii) the proxy is coupled with an interest, as defined in the act and other Texas law.

     Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.
         Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.
         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without being transferred into his name, if such authority is contained in an appropriate order of the court that appointed the receiver.
         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
         Treasury shares, shares of the corporation's stock owned by another corporation the majority of the voting stock of which is owned or controlled by the corporation, and shares of its own stock held by the corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.
         Votes submitted as abstentions on matters to be voted on at any meeting will be counted as votes against such matters. Broker non-votes will not count for or against the matters to be voted on at any meeting.

     Section 2.14.     Action By Consent.
         Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the action that is the subject of the consent.
         In addition, if the articles of incorporation so provide, any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

         Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the corporation as set forth below in this section 2.14, the consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the records in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the president or the chief executive officer of the corporation. A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for the purposes of this section 2.14.

     Section 2.15. Presence at Meetings by Means of .ommunications Equipment Shareholders may participate in and hold a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 2.15 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                             ARTICLE III. DIRECTORS

     Section 3.01. Number of . ectors
         The number of directors of the corporation shall be fixed from time to time by resolution of the board of directors, but in no case shall the number of directors be less than one. Until otherwise fixed by resolution of the board of directors, the number of directors shall be the number stated in the articles of incorporation. No decrease in the number of directors shall have the effect of reducing the term of any incumbent director. Directors shall be elected at each annual meeting of the shareholders by the holders of shares entitled to vote in the election of directors, except as provided in section 3.02 of this article iii, and each director shall hold office until the annual meeting of shareholders following his election or until his successor is elected and qualified. Directors need not be residents of the state of Texas or shareholders of the corporation. .

Section 3.02. Vacancies
         Subject to other provisions of this section 3.02, any vacancy occurring in the board of directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors, though the remaining directors may constitute less than a quorum of the board of directors as fixed by section 3.08 of this article iii. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose or may be filled by the board of directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Shareholders holding a majority of shares then entitled to vote at an election of directors may, at any time and with or without cause, terminate the term of office of all or any of the directors by a vote at any annual or special meeting called for that purpose. Such removal shall be effective immediately upon such shareholder action even if successors are not elected simultaneously, and the vacancies on the board of directors caused by such action shall be filled only by election by the shareholders.
     Notwithstanding the foregoing, whenever the holders of any class or series of shares are entitled to elect one or more directors by the provisions of the articles of incorporation, only the holders of shares of that class or series shall be entitled to vote for or against the removal of any director elected by the holders of shares of that class or series; and any vacancies in such directorships and any newly created directorships of such class or series to be filled by reason of an increase in the number of such directors may be filled by the affirmative vote of a majority of the directors elected by such class or series then in office or by a sole remaining director so elected, or by the vote of the holders of the outstanding shares of such class or series, and such directorships shall not in any case be filled by the vote of the remaining directors or the holders of the outstanding shares as a whole unless otherwise provided in the articles of incorporation.
 .                          Section 3.03.     General Powers
         The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its board of directors, which may do or cause to be done all such lawful acts and things, as are not by the act, the articles of incorporation or these bylaws directed or required to be exercised or done by the shareholders.

     Section 3.04. Place of . tings The board of directors of the corporation may hold meetings, both regular and special, either within or without the state of Texas. .

Section  3.05.  Annual  Meetings
     The first meeting of each newly elected board of directors shall be held, without further notice, immediately following the annual meeting of shareholders at the same place, unless by the majority vote or unanimous consent of the directors then elected and serving, such time or place shall be changed. Section 3.06. Regular . tings Regular meetings of the board of directors may be held with or without notice at such time and place as the board of directors may determine by resolution. . Section 3.07. Special Meetings Special meetings of the board of directors may be called by or at the request of the chief executive officer and shall be called by the secretary on the written request of a majority of the incumbent directors. The person or persons authorized to call special meetings of the board of directors may fix the place for holding any special meeting of the board of directors called by such person or persons. Notice of any special meeting shall be given at least 24 hours previous thereto if given either personally (including written notice delivered personally or telephone notice) or by telex, telecopy, telegram or other means of immediate communication, and at least 72 hours previous thereto if given by written notice mailed or otherwise transmitted to each director at the address of his business or residence. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting. Any director may waive notice of any meeting, as provided in section 4.02 of article iv of these bylaws. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Section 3.08. Quorum and . ing At all meetings of the board of directors, the presence of a majority of the number of directors fixed in the manner provided in section 3.01 of this article iii shall constitute a quorum for the transaction of business. At all meetings of committees of the board of directors (if one or more be designated in the manner described in section 3.09 of this article iii), the presence of a majority of the number of directors fixed from time to time by resolution of the board of directors to serve as members of such committees shall constitute a quorum for the transaction of business. The affirmative vote of at least a majority of the directors present and entitled to vote at any meeting of the board of directors or a committee of the board of directors at which there is a quorum shall be the act of the board of directors or the committee, except as may be otherwise specifically provided by the act, the articles of incorporation or these bylaws. Directors may not vote by proxy at any meeting of the board of directors. Directors with an interest in a business transaction of the corporation and directors who are directors or officers or have a financial interest in any other corporation, partnership, association or other organization with which the corporation is transacting business may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee of the board of directors to authorize such business transaction. If a quorum shall not be present at any meeting of the board of directors or a committee thereof, a majority of the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, until such time and to such place as may be determined by such majority of directors, until a quorum shall be present. Section 3.09. Committees of . Board of Directors The board of directors may, by resolution passed by a majority of the whole board of directors, designate from among its members one or more committees, each of which shall be composed of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in the resolution of the board of directors designating the committee or in the articles of incorporation or these bylaws, shall have and may exercise all of the authority of the board of directors of the corporation, except where action of the board of directors is required by the act or by the articles of incorporation. Any member of a committee of the board of directors may be removed, for or without cause, by the affirmative vote of a majority of the whole board of directors. If any vacancy or vacancies occur in a committee of the board of directors caused by death, resignation, retirement, disqualification, removal from office or otherwise, the vacancy or vacancies shall be filled by the affirmative vote of a majority of the whole board of directors. Such committee or committees shall have such name or names as may be designated by the board of directors and shall keep regular minutes of their proceedings and report the same to the board of directors when required. Section 3.10. Compensation of Directors. Directors, as members of the board of directors or of any committee thereof, shall be entitled to receive compensation for their services on such terms and conditions as may be determined from time to time by the board of directors. Nothing herein contained, however, shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Section 3.11. Action by . nimous Consent Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all the members of the board of directors or the committee, as the case may be, and such written consent shall have the same force and effect as a unanimous vote at a meeting of the board of directors. Section
     3.12. Presence at Meetings by Means of . mmunications Equipment Members of the board of directors of the corporation or any committee designated by the board of directors, may participate in and hold a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section
     3.12 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                              ARTICLE IV. NOTICES
 .
Section 4.01.     Form of Notice
         Whenever   under  the  provisions  of  the  act,  the
articles of incorporation or these bylaws, notice is required to be given to any director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice exclusively, but any such notice may be given in writing, by mail, postage prepaid, or by telex, telecopy, or telegram, or other means of immediate communication, addressed or transmitted to such director or shareholder at such address as appears on the books of the corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited, postage prepaid, in the united states mail as aforesaid. Any notice required or permitted to be given by telex, telecopy, telegram, or other means of immediate communication shall be deemed to be given at the time of actual delivery.

Section 4.02.     Waiver.
         Whenever under the provisions of the act, the articles of incorporation or these bylaws, any notice is required to be given to any director or shareholder of the corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice.
         Section 4.03.     When Notice Unnecessary.
            Whenever, under the provisions of the act, the
   articles of incorporation or these bylaws, any notice is
  required to be given to any shareholder, such notice need
             not be given to the shareholder if:
         (A)      notice of two  consecutive  annual  meetings
                  and all  notices  of  meetings  held  during
                  the period  between  those annual  meetings,
                  if any, or
         (B)      all  (but  in  no  event   less   than  two)
                  payments  (if sent by first  class  mail) of
                  distributions   or  interest  on  securities
                  during a 12-month  period,  have been mailed
                  to that  person,  addressed  at his  address
                  as   shown   on   the    records    of   the
                  Corporation,    and   have   been   returned
                  undeliverable.   Any   action   or   meeting
                  taken  or  held  without  notice  to  such a
                  person   shall   have  the  same  force  and
                  effect as if the notice had been duly given. If such a person delivers to the Corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

                         ARTICLE V. EXECUTIVE COMMITTEE

Section 5.01.     Designation.
         The Board of Directors may, by resolution adopted by a majority of the whole board, designate an executive committee.

Section 5.02.     Number; Qualification; Term.
         The executive committee shall consist of two or more persons, one of whom shall be the president. The executive committee shall serve at the pleasure of the board of directors.

Section 5.03.     Authority.
         The executive committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of directors in the management of the business and affairs of the corporation, except where action of the full board of directors is required by statute or by the articles of incorporation, and shall have power to authorize the seal of the corporation to be affixed to all papers which may require it.

Section 5.04.     Change in Number.
         The number of executive committee members may be increased or decreased (but not below two) from time to time by resolution adopted by a majority of the whole board of directors.

Section 5.05.     Removal.
         Any member of the executive may be removed by the Board of Directors by the affirmative vote of a majority of the whole Board, whenever in its judgment the best interests of the Corporation will be served thereby.



DATED: ________________                              SIGNED
BY:

By: _________________________

      Richard D. Laxton

By: __________________________

      Mark V. Johns

By: __________________________

      Phillip Ray Johns